Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of October 31, 2024 (this “Amendment”), is entered into among ALBEMARLE CORPORATION, a Virginia corporation (the “Company”), ALBEMARLE EUROPE SRL, a société à responsabilité limitée organized under the laws of Belgium (“Belgian Borrower” and, together with the Company and any other Subsidiary of the Company party thereto pursuant to Section 2.14 thereof, collectively, the “Borrowers”), the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below and as amended by this Amendment).
RECITALS

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of October 28, 2022 (as amended or modified, the “Credit Agreement”);
WHEREAS, the Company has requested certain amendments to the Credit Agreement; and
WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.
NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT

1.    Amendments to Credit Agreement: Effective upon satisfaction of the conditions precedent set forth in Section 2 below:
(a)Section 1.01 of the Credit Agreement is hereby amended to add the following new definitions in the appropriate alphabetical order to read as follows:
“Covenant Relief Period” means the period commencing on the Second Amendment Effective Date and ending on the date that the Company delivers a Compliance Certificate pursuant to Section 7.02(b) for the fiscal quarter ending on or about June 30, 2026.
“Permitted Common Dividend Payments” means dividends paid in cash by the Company to the holders of its common stock in an amount not to exceed $1.62 per annum per share in respect of the calendar year ending December 31, 2024 plus an additional $0.02 per annum per share in respect of each calendar year thereafter.
“Second Amendment Effective Date” means October 31, 2024.
(b)Section 8.01(dd) of the Credit Agreement is hereby amended to read as follows:
(dd)    Liens other than those referred to in subparagraphs (a) through (cc) above, provided, however, that the aggregate principal amount of obligations secured by such Liens plus the aggregate principal amount of unsecured Indebtedness of Subsidiaries of the Company outstanding pursuant to Section 8.07(g) does not exceed 20% of Consolidated Net Tangible
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Assets as appearing in the latest balance sheet delivered pursuant to Section 7.01, provided, further the sum of the aggregate principal amount of all obligations incurred during the Covenant Relief Period that are secured by Liens pursuant to this Section 8.01(dd) plus the aggregate principal amount of all unsecured Indebtedness of Subsidiaries of the Company incurred during the Covenant Relief Period pursuant to Section 8.07(g) shall not exceed $200,000,000.
(c)    Section 8.06 of the Credit Agreement is hereby amended to read as follows:
8.06    Financial Covenants.
(a)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any four fiscal quarter period ending as of the end of any fiscal quarter of the Company to be greater than the maximum ratio set forth in the table below corresponding to such date:

Calendar Year	March 31	June 30	September 30	December 31
2024	3.50 to 1.0	5.00 to 1.0	5.50 to 1.0	4.00 to 1.0
2025	4.75 to 1.0	5.75 to 1.0	5.50 to 1.0	5.00 to 1.0
2026	4.75 to 1.0	4.75 to 1.0	3.50 to 1.0	3.50 to 1.0
2027	3.50 to 1.0	3.50 to 1.0	3.50 to 1.0	n/a

; provided, that, upon consummation of an Acquisition after June 30, 2026 with consideration that includes cash proceeds from the issuance of Funded Debt in excess of $500,000,000, the otherwise applicable maximum Consolidated Leverage Ratio, at the election of the Company (with prior written notice to the Administrative Agent), shall increase by 0.50:1.00 for four consecutive fiscal quarters beginning with the fiscal quarter in which such Acquisition occurs (the “Adjustment Period”). After any such Acquisition that results in an Adjustment Period, there must be at least two fiscal quarters subsequent to the end of the Adjustment Period before the Company shall be permitted to elect another Adjustment Period. The Company shall be permitted to request no more than two Adjustment Periods during the term of this Agreement; provided, however, in connection with each extension of the Maturity Date pursuant to Section 2.15, the Company shall have the right to request an additional Adjustment Period.
(b)    Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any four fiscal quarter period ending as of the end of any fiscal quarter of the Company to be less than the minimum ratio set forth in the table below corresponding to such date:

Calendar Year	March 31	June 30	September 30	December 31
2024	n/a	n/a	n/a	1.00 to 1.0
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2025	1.00 to 1.0	1.00 to 1.0	2.00 to 1.0	2.50 to 1.0
thereafter	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0

(d)    Section 8.07(g) of the Credit Agreement is hereby amended to read as follows:
(g)    other Indebtedness, provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed the difference between (i) 20% of Consolidated Net Tangible Assets as appearing in the latest balance sheet delivered pursuant to Section 7.01 minus (ii) the aggregate outstanding principal amount of Indebtedness of the Company secured by Liens permitted by Section 8.01(dd), provided, further, the sum of the aggregate principal amount of all unsecured Indebtedness of Subsidiaries of the Company incurred during the Covenant Relief Period pursuant to this Section 8.07(g) plus the aggregate principal amount of all obligations incurred during the Covenant Relief Period that are secured by Liens pursuant to Section 8.01(dd) shall not exceed $200,000,000;
(e)    A new Section 8.10 is hereby added to the Credit Agreement to read as follows:
8.10    Limitation on Dividends and Share Repurchases.
During the Covenant Relief Period, permit the Company to:
(a)     make any dividend or other distribution in cash in respect of shares of its common stock, other than Permitted Common Dividend Payments; or
    (b)    repurchase any shares of any class of capital stock of the Company.
2.    Effectiveness; Conditions Precedent. This Amendment shall be and become effective as of the date when all of the conditions set forth in this Section 2 shall have been satisfied.
(a)Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrowers, the Administrative Agent and the Required Lenders.
(b)Consent Fees. The Company shall have paid all separately agreed consent fees to each Lender executing this Amendment.
3.    Expenses. The Borrowers agree to reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable and documented fees and expenses of Moore & Van Allen PLLC.
4.    Ratification. Each Borrower acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.
5.    Authority/Enforceability. Each Borrower represents and warrants as follows:
(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
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(b)This Amendment has been duly executed and delivered by such Borrower and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws, (ii) fraudulent transfer or conveyance laws, and (iii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Borrower of this Amendment, except for those the failure to obtain, occur or make would not reasonably be expected to have a Material Adverse Effect.
(d)The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) violate, contravene or conflict with any Laws applicable to it, except in the case of clause (ii), to the extent that it would not reasonably be expected to have a Material Adverse Effect.
6.    Representations and Warranties of the Borrowers. Each Borrower represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof unless they specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (b) no Default exists.
7.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.
8.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
9.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.    Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
11.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[signature pages follow]
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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:                    ALBEMARLE CORPORATION,
a Virginia corporation
By:    /s/ Matthew R. Essen
Name: Matthew R. Essen
Title: Vice President and Treasurer

ALBEMARLE EUROPE SRL,
a société à responsabilité limitée organized under the laws of Belgium

By:    /s/ Theo Moons
Name: Theo Moons
Title: Managing Director

ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE
AGENT:            BANK OF AMERICA, N.A.,
as Administrative Agent
By:    /s/ DeWayne D. Rosse
Name: DeWayne D. Rosse
Title: Assistant Vice President

ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

LENDERS:    BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer
By:    /s/ Bettina Buss___________
Name:    Bettina Buss
Title: DIR/ EC - GIG
ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.,
as a Lender and L/C Issuer
By: /s/ Kody J. Nerios
Name: Kody J. Nerios
Title: Authorized Officer

ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender and L/C Issuer
By: /s/ Peggy Yip
Name: Peggy Yip
Title: Managing Director
ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

MIZUHO BANK, LTD.,
as a Lender and L/C Issuer
By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Managing Director

ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

BANCO SANTANDER, S.A., NEW YORK BRANCH,
as a Lender
By: /s/ Andres Barbosa
Name: Andres Barbosa
Title: Managing Director
By: /s/ Arturo Prieto
Name: Arturo Prieto
Title: Managing Director
ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

GOLDMAN SACHS BANK USA,
as a Lender

By: /s/ Priyankush Goswami_______
Name:    Priyankush Goswami
Title:    Authorized Signatory

ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

MUFG BANK, LTD., as a Lender

By: /s/ Meng Zhang
Name: Meng Zhang
Title: Director

ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender
By: /s/ Mary Harold
Name: Mary Harold
Title: Managing Director
ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

TRUIST BANK,
as a Lender
By: /s/ Iryna Kolos
Name: Iryna Kolos
Title: Vice President

ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,
as a Lender
By: /s/ Sawyer Johnson
Name: Sawyer Johnson
Title: Vice President
ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

BANK OF CHINA, NEW YORK BRANCH,
as a Lender
By: /s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President
ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

THE NORTHERN TRUST COMPANY,
as a Lender
By: /s/ Andrew D. Holtz
Name: Andrew D. Holtz
Title: Senior Vice President
ALBEMARLE CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT